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                                                                   Exhibit 10.41

                            THIRD AMENDMENT TO LEASE

         THIS THIRD AMENDMENT TO LEASE (hereinafter referred to as the "Third Amendment"), dated September 16, 1999 is between OTR, an Ohio general partnership acting as the duly authorized nominee of the board of The State Teachers Retirement System of Ohio (hereinafter referred to as "Lessor"), whose address is 275 East Broad Street, Columbus, Ohio 43215, and NORTHFIELD LABORATORIES, INC., a Delaware corporation (hereinafter referred to as "Lessee").


                              W I T N E S S E T H:


         A. Lessor and Lessee have entered into a certain Lease dated June 8, 1989 which Lease was amended by First Amendment to Lease dated November 24, 1992 (hereinafter referred to as the "First Amendment to Lease") and by Second Amendment to Lease dated May 5, 1998 (hereinafter referred to as the "Second Amendment to Lease" and said Lease as amended by the First Amendment to Lease and the Second Amendment to Lease is hereinafter referred to as the "Lease"), with respect to certain premises as therein described (hereinafter referred to as the "Original Premises") located in the Property (hereinafter referred to as "Property") known and described as 1200 Business Center Drive, Suite 200, Mt. Prospect, Illinois 60056.

         B. Lessor and Lessee now desire to expand the Original Premises by adding certain additional premises which the parties hereto acknowledge contain an area of thirty-five thousand four hundred and twenty-four (35,424) square feet and which are depicted on Exhibit "A" attached hereto and by this reference incorporated herein (hereinafter referred to as the "Expansion Space"). The parties hereto acknowledge that upon the addition of the Expansion Premises to the Original Premises the total area demised to Lessee shall increase to fifty-five thousand eight hundred and twenty-four (55,824) square feet and Lessee's Pro Rata Share shall increase to fifty-two and 66/100 percent (52.66%).

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained in this Agreement and the foregoing recitals which are, by this reference, incorporated herein, the parties agree as follows:

         1. DEMISE. The Lessor hereby demises the Expansion Premises to Lessee for a term commencing on September 15, 1999 (hereinafter referred to as the "New Start Date") whereupon all references in the Lease to the Premises shall be deemed to refer to the Original Premises and the Expansion Premises. The Lessee hereby accepts the Expansion Premises in their present "as-is" condition. The Lessee's taking possession of the Expansion Premises shall be deemed to the Lessee's acceptance of the Expansion Premises in the order and condition as then exists. No promise of the Lessor to alter, remodel, decorate, clean or improve the Expansion Premises of the Property and no representation respecting the condition of the Expansion Premises or the Property have been made by the Lessor or by any agent or representative of the Lessor to the Lessee. Any improvement, alteration, addition or installation to the Expansion Premises shall be made only in compliance with the terms of Article VIII of the Lease. Notwithstanding the foregoing, Lessee shall not be required to post a performance bond. Furthermore, Lessor approves (xxxxxxxx xxxxxxxxxx xxxxxxxxxxxx xxxxxx) as the contractor and (xxxxxxxx xxxxxxxxxx xxxxxxxxxxxx xxxxxx) subcontractors for the improvements, alterations, additions or installations to the Expansion Premises and approves the space plan and plans and specifications attached hereto and incorporated herein as Exhibit "B" (the "Plans"). Lessor reserves the right to notify Lessee, at or



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prior to the termination of the Lease, that Lessee must remove the improvements installed by Lessee under the terms of this paragraph, at Lessee's sold cost and expense and repair or restore any damage caused by the installation or such removal. Lessor acknowledges that the Plans do not show layouts for machinery and piping because of the confidential nature of Lessee's trade secrets. Any charges for Lessor's engineer shall be limited to those charges for inspection and engineering time as set forth in Article VIII for structural items, building systems and other items shown on the Plans. Any inspections of construction operations performed by Lessor or Lessor's agents shall be reasonable and Lessor and Lessor's agents agree to not disclose to any independent third party the nature of such construction, unless required by law, court order or in relation to any litigation arising out of this Lease or the improvements. Effective on the New Start Date the Lessee's Pro Rata Share shall increase to be fifty-two and 66/100 percent (52.66%) of the Excess Real Estate Taxes for the applicable Lease Year, and the term Lessee's Pro Rata Share of Excess Expenses shall mean fifty-two and 66/100 percent (52.66%) of the Excess Expenses for the applicable Lease Year.

         2.  TERM. The terms of the Lease is hereby extended for a period of one
(1) month and shall terminate on August 30, 2004 ("Term").

         3.  BASE RENT.

             (a) Commencing on the New Start Date and terminating on June 30, 2002 the Annual Base Rent shall be the sum of TWO HUNDRED SIXTY-SEVEN THOUSAND NINE HUNDRED FIFTY-FIVE AND 20/100 ($267,955.20) DOLLARS which shall be payable monthly, in advance on the first day of each and every month during such period, in equal monthly installments in the amount of TWENTY-TWO THOUSAND THREE HUNDRED TWENTY-NINE AND 60/100 ($22,329.60) DOLLARS. The Annual Base Rent is comprised of Annual Base Rent for the Original Premises in the amount of NINETY SEVEN THOUSAND NINE HUNDRED TWENTY AND 00/100 ($97,920.00) DOLLARS and Annual Base Rent for the Expansion Space in the amount of ONE HUNDRED SEVENTY THOUSAND THIRTY-FIVE AND 20/100 ($170,035.20) DOLLARS.

             (b) The Annual Base Rent for the period commencing on July 1, 2002 and terminating on August 30, 2004 shall be the sum of TWO HUNDRED EIGHTY-FOUR THOUSAND SEVEN HUNDRED TWO AND 40/100 ($284,702.40) DOLLARS which shall be payable monthly, in advance on the first day of each and every month during such period, in equal monthly installments in the amount of TWENTY THREE THOUSAND SEVEN HUNDRED TWENTY FIVE AND 20/100 ($23,725.20) DOLLARS.

         If the New Start Date is a date other than the first day of a calendar month the monthly rent attributable to the Expansion Space for the remainder of the first calendar month shall be prorated based upon the number of days in such month. If the Term expires on a day other than the last day of a calendar month, the rent for such month shall be prorated based upon the ratio that the number of days of the Term in such month bears to the total number of days in such month.

             4. COMMERCIAL. The words "small scale" appearing in the eighth line of the second paragraph of the Lease and in Article VI of the Lease shall be deleted and replaced with the word "commercial".

             5. MORTGAGE. Lessor represents that as of the date of this Third Amendment, there is no mortgage encumbering the Property.



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             6.   DAMAGE BY FIRE OR OTHER CASUALTY. The number one hundred
twenty (120) appearing in line 4 and line 8 of the first paragraph, line 4 and line 7 of the second paragraph, and line 4 of the third paragraph of Article XII is hereby deleted and replaced with the number three hundred sixty-five (365).

             7. NOTICES. Paragraph C. of Article XVII is hereby deleted and the following Paragraph C is hereby inserted in place thereof:

             C. All notices, demands, requests, consents and approvals that may or are required to be given by either party to the other shall be in writing and shall be deemed given when sent by United States certified or registered mail, postage prepaid, or by overnight courier (a) if for Lessor addressed to Lessee at Suite 1000, 1560 Sherman Avenue, Evanston, Illinois 60201, Attention: Jack Kogut with a copy to Sidney Saltz, Jenner & Block, One IBM Plaza, Chicago, Illinois 60601, or at such other place as Lessee may from time to time designate by notice to Lessor, or (b) if for Lessor, addressed to Insignia/ESG, Inc., 8420 W. Bryn Mawr, Suite 900, Chicago, Illinois 60631 with a copy to Lessor, c/o OTR, 275 East Broad Street, Columbus, Ohio 43215, Attention: Real Estate Manager, or at such other place as Lessor may from time to time designate by notice to Lessee. All consents and approvals provided for herein must be in writing to be valid. Notice shall be deemed to have been given if addressed and sent as above provided on the date of delivery or, if delivery is refused, on the date of such attempted delivery.

             8. NOTICE UPON ENTRY. After the phrase "Lessee's security and cleanliness" in line 12 of Article XX in the Rider to Lease, the phrase "and confidentiality" is hereby added.

             9.   PARKING RIGHTS. The numbers forty-three (43) and twenty-two
(22) appearing in the third paragraph of Article XXI are hereby deleted and the numbers one hundred and eighteen (118) and sixty-two (62), respectively, are inserted in place thereof.

             10. OPTION TO RENEW. Lessee shall have the option to renew the Lease for two (2) successive five (5) year terms, commencing on the expiration of the Term as set forth in Paragraph 2 hereof, in accordance with the terms and conditions of Article XXIV of the Lease.

             11. ASSIGNMENT AND SUBLETTING. The phrase "provided, however, such parent, subsidiary or affiliate has a financial net worth, as evidenced by financial statements prepared by a certified public accountant in excess of the total financial net worth of all parties obligated under the terms and conditions constituting the obligations of Lessee herein" beginning in line 10 of Article XXX in the Rider to Lease is hereby deleted.

             12. WATER USE. Article XXXI of the Lease is hereby amended to provide that Lessee agrees it shall cause the water service to the Premises to be separately metered and Lessee shall be responsible for all costs and expenses arising in connection with said installation of facilities necessary for the separate metering including without limitation all increased sewer charges directly attributable to Lessee's water use at the Premises. Pursuant to Article XXXI of the Lease, the category of water service and sewer charges is hereby excluded from the computation of Operating Expenses.



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             13.  BROKERAGE COMMISSION. Except for any broker, agent or other person named below, Lessor and Lessee represent and warrant each to the other that each has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Lessor hereby agrees to pay Insignia/ESG, Inc. ("Agent") a leasing commission as set forth in that certain Management Agreement between Lessor and Agent, from which Agent has agreed to pay a "co-op" leasing commission to Cushman & Wakefield of Illinois, Inc. ("Co-op Broker"). Lessee agrees to indemnify and hold Lessor harmless from and against any claims by any other broker, agent or other person (including, without limitation, Co-op Broker) claiming a commission to other form of compensation by virtue of having dealt with Lessee with regard to this leasing transaction. The provisions of this Paragraph 6 shall survive the termination of the Lease as amended by this Third Amendment.

             14. NON-CONFLICTING LEASE TERMS RATIFIED. Except as modified herein, the terms, covenants and conditions of the Lease are ratified and confirmed and the parties shall be bound by, and shall have the benefits of, all the terms, covenants and conditions of the Lease.

             15. THIRD AMENDMENT CONTROLS. If any terms, covenants or conditions of this Third Amendment conflict with the terms, covenants and conditions of the Lease, then the terms and conditions of this Third Amendment shall control.

             16. EXCULPATION. This Third Amendment to Lease is executed by certain employees of The State Teachers Retirement System of Ohio, not individually, but solely on behalf of Lessor, the authorized nominee and agent for The State Teachers Retirement Board of Ohio ("STRBO"). In consideration for entering into this Third Amendment to Lease, Lessee hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Lessor (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Lessor must look solely to the Property for the enforcement of any claim against Lessor, and the obligations under the Lease, as amended hereby, are not binding upon, nor shall resort be had to the private property of any of, the trustees, officers, directors, employees or agents of STRBO.







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         IN WITNESS WHEREFORE, the parties to this Third Amendment to Lease
Agreement have extended the same on the day and year written above.


                                    LESSOR:

                                    OTR, an Ohio General Partnership


                                    By:
                                       ------------------------------------

                                       Its:
                                            -------------------------------


                                     LESSEE:

                                     NORTHFIELD LABORATORIES INC.,
                                     a Delaware Corporation


                                     By:
                                       ------------------------------------
                                       Its:
                                            -------------------------------